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                                                                    EXHIBIT 99.1


                             [LETTERHEAD OF P-COM]



          P-COM, INC. COMPLETES THE ACQUISITIONS OF TELEMATICS, INC.
                AND RT MASTS LIMITED IN STOCK-FOR-STOCK MERGERS
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        CAMPBELL, CA, USA Dec. 8, 1997--P-Com, Inc. (NASDAQ National Market:
PCMS), announced it has completed the acquisitions of Telematics, Inc., a Virginia-based company, ("Telematics") and RT Masts Limited, a United Kingdom-based company, ("RTM"). Telematics, which was acquired through the issuance of P-Com common stock valued at approximately $5.0 million, provides services to operators of wireless communications systems in the United States. RTM, which was acquired through the issuance of P-Com common stock valued at approximately $15.0 million, provides services to operators of wireless communications systems in Europe. These acquisitions will be accounted for under the pooling of interest method of accounting and closed on November 27, 1997.

        Telematics, located in Herndon, Virginia, and RTM, located in Wellingborough, Northhamptonshire, U.K., supply, install and maintain telecommunications systems and structures including antennas covering high frequency, medium frequency and microwave systems. They manage the construction of radio system sites, as well as construction of towers and install radios and antennas at system sites. With these acquisitions, P-Com's services subsidiary, P-Com Services, now comprises over 200 employees out in the field serving customers and reinforcing P-Com's commitment to quality and customer satisfaction.

                                   --more--

P-COM, INC. COMPLETES THE ACQUISITIONS OF TELEMATICS, INC. AND RT MASTS LIMITED IN STOCK-FOR-STOCK MERGERS
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        "The completion of these acquisitions marks a significant step toward our goal of broadening P-Com's abilities to meet our customers' requirements and helps to further establish P-Com as a provider of worldwide network solutions," stated George Roberts, P-Com Chairman and CEO.

        P-Com, Inc. develops, manufactures and markets network access systems for the worldwide wireless telecommunications market. The point-to-point, spread spectrum, and point-to-multipoint radio links provided by P-Com are designed to satisfy the network requirements of cellular and personal communications services, corporate communications, public utilities and local governments.

        Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, reliance upon subcontractors, fluctuations in customer demand and commitments, both in timing and volume, the Company's ability to have available an appropriate amount of production capacity in a timely manner, the ability of the Company's customers to finance their purchases of the Company's products and/or services, the timing of new technology and product introductions and the risk of early obsolescence. Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

        P-Com, Inc., with world headquarters in Campbell, California, USA and offices in Florida, New Jersey, Virginia, the UK, Italy, France, Germany, Mexico and Singapore, is an ISO 9001 certified company. For additional information, contact P-Com at:

P-Com, Inc. - 3175 S. Winchester Boulevard - Campbell, CA 95008 - USA
              TEL: 408/866-3666 FAX: 408/ 866-3655


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